UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 16, 2020

Penn National Gaming, Inc.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	0-24206 (Commission File Number)	23-2234473 (I.R.S. Employer Identification No.)

825 Berkshire Blvd., Suite 200

Wyomissing, PA 19610

(Address of Principal Executive Offices, and Zip Code)

610-373-2400

Registrant's Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PENN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2020, Carl Sottosanti informed the Board of Directors (the “Board”) of Penn National Gaming, Inc. (the “Company”) of his retirement as Executive Vice President, General Counsel and Secretary, effective as of December 31, 2020.

On November 17, 2020, the Company entered into a Retirement and Transition Agreement and General Release (the “Retirement Agreement”) with Mr. Sottosanti. Under the terms of the Retirement Agreement, Mr. Sottosanti will remain employed as a non-officer employee in an executive advisory position through March 1, 2021, at which time his employment with the Company and all of its affiliates will end (the “Separation Date”). In addition, Mr. Sottosanti will receive (a) his current base salary through the Separation Date; (b) the vesting and payment of his equity awards in the ordinary course through the Separation Date in accordance with the terms of the Company’s equity plans and the vesting at target of certain performance awards through the Separation Date; (c) a one-time transition award of $400,000 to be paid by the Company on January 1, 2021 in consideration for Mr. Sottosanti’s transition of duties to his successor; (d) reimbursement by the Company for the full cost of purchasing coverage under the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended (“COBRA”) for the period of April 1, 2021 through September 30, 2021; and (e) payment of any deferred compensation at such time and amounts as determined in accordance with the terms of the Company’s Deferred Compensation Plan and Mr. Sottosanti’s election(s) thereunder. The Retirement Agreement also includes a mutual release and confidentiality provisions.

The summary of the material terms of the Retirement Agreement described above is qualified in its entirety by reference to the Retirement Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

A copy of the press release announcing Mr. Sottosanti’s retirement and the appointment of his successor, Harper Ko, effective January 1, 2021, is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Retirement and Transition Agreement and General Release, dated November 17, 2020, by and between Penn National Gaming, Inc. and Carl Sottosanti
99.1	Press Release, dated November 19, 2020, issued by Penn National Gaming, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENN NATIONAL GAMING, INC.
Date: November 20, 2020
	By:	/s/ Carl Sottosanti
Carl Sottosanti
Executive Vice President, General Counsel and Secretary